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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-94138, 333-38025, 333-44265, 333-65051 and
333-86649) of Harmonic Inc. of our report dated January 20, 1999, except as to
Note 14, which is as of March 15, 1999, and Note 5, which is as of October 14, 1999, which appears on page 29 of this Annual Report on Form 10-K/2A.



PricewaterhouseCoopers LLP


San Jose, California

February 23, 2000